                                                               EXHIBIT 21

                      SUBSIDIARIES OF UNOCAL CORPORATION

                                                   Organized
                                                     under
Name of Company                                      law of
---------------                                      ------

Union Oil Company of California, dba "UNOCAL"       California

  Philippine Geothermal, Incorporated               California

  Unocal International Corporation                    Nevada

    Unocal Canada Limited                             Alberta

    Unocal Indonesia, Limited                         Bermuda

    Unocal Netherlands B.V.                         Netherlands

    Unocal Thailand, Limited                          Bermuda

   The indented companies are subsidiaries of Union Oil Company of California. The names of 140 subsidiaries are omitted inasmuch as such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.